Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (investors) (480) 606-3337 Jeff Stanlis, Hayden Communications (media) (602) 476-1821

For immediate release

RURAL/METRO RECEIVES COMMUNICATION REGARDING NASDAQ LISTING

SCOTTSDALE, Ariz. (October 4, 2007) – Rural/Metro Corporation (NASDAQ: RURL), announced today that in accordance with NASDAQ procedures, it has received a staff determination letter indicating the Company does not currently comply with the timely regulatory filing requirement under Marketplace Rule 4310(c)(14).

As previously disclosed, the Company has delayed filing its Annual Report on Form 10-K for the 12 months ended June 30, 2007 pending its completion of a restatement of previously issued consolidated financial statements and financial data for each of the fiscal years ended June 30, 2005 and 2006; selected consolidated financial data for each of the fiscal years ended June 30, 2003 through 2006; and, interim consolidated financial information for each of the first three quarters and the related interim periods in the fiscal years ended June 30, 2006 and 2007.

The Company will submit a request for a hearing by the NASDAQ Listing Qualifications Panel (the “Panel”) to review the staff determination and consider the Company’s continued listing. Pending a decision from the Panel, Rural/Metro’s common stock will continue to be listed on the NASDAQ Capital Market.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency medical transportation, private fire protection, and other safety services in 23 states and approximately 400 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

The foregoing reflects the Company’s views about the accounting adjustments, its financial condition, performance and other matters that constitute “forward-looking” statements; as such term is defined by the federal securities laws. You can find many of these statements by looking for words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “should,” “continue,” “predict,” “preliminary” and similar words used herein. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. These risks and uncertainties include, but are not limited to: (1) the results and effect of the Company’s review of its accounting practices; (2) the effects of any potential SEC or NASDAQ inquiry with respect to the potential adjustments or the Company’s accounting practices; (3) expectations as to the timing of the Company’s review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company’s Form 10-K for the fiscal year ended June 30, 2007, and the issuance of interim financial results for the Company; (4) should NASDAQ seek to delist the Company’s common stock following an untimely SEC filing, the possibility that the NASDAQ Listing Qualifications Panel may not grant the Company’s request for an extension to regain compliance with NASDAQ listing qualifications or the Company’s failure to regain compliance within any extension period, in which case the Company’s common stock would be delisted from the Nasdaq National Market; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the possibility that any default under the Company’s financing arrangements could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; and (7) the additional risks and uncertainties and important factors detailed from time to time in the Company’s press releases and in the Company’s periodic filings under the Securities Exchange Act of 1934. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those express or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

(RURL/F)

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